EX 23

Form 11-K for 2004

File No. l-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-101433) pertaining to SBC Savings and Security Plan of our report dated June  14, 2005, with respect to the financial statements and supplemental schedules of SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

June 22, 2005